Exhibit 99.1

Legacy Bancorp Stifel Nicolaus Investor Meeting June 2, 2010 NASDAQ listed: LEGC

Bill Dunlaevy Chairman & CEO 2

Forward Looking Statement NASDAQ listed: LEGC 3 This presentation is for informational purposes only and does not constitute an offer to sell shares of common stock of Legacy Bancorp, Inc. This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts and Eastern New York, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010 for further information about "Risk Factors" that may affect the Company's actual future results.

Headquartered in Pittsfield, Mass. 19 Locations 11 Offices in Berkshire County 7 Offices in Eastern New York 1 Office in the Pioneer Valley, MA 185 Employees Serving 25,000 Households Principal lines of business Consumer Banking Commercial Banking Wealth Management Insurance and Investment Products The Legacy Banks Foundation Corporate Overview NASDAQ listed: LEGC 4

Market Demographics Berkshire County Population 132,000 Growth segments, although modestly declining overall Households 56,000 Albany Schenectady Troy MSA in New York Strategic expansion target Population 890,000 Growing modestly Households 351,000 NASDAQ listed: LEGC 5

Pat Sullivan President, and CEO of Legacy Banks 6

Core Strengths NASDAQ listed: LEGC 7 Strong "At Home" Sound Balance Sheet & Capital Strong liquidity Opportunities to improve earnings without growth

Profit Improvement Fundamentals NASDAQ listed: LEGC Margin improvement through liability repricing Synergies with Wealth Management 20% additional non-interest income Commitment to improve risk management practices Change loan mix more towards C&I Expense opportunities of 5% reduction 8

Credit Administration NASDAQ listed: LEGC Personally reviewing every "watch" credit Independent reviews Workout and/or sale strategies Recruitment of experienced commercial leadership Restructure / de-emphasize CRE Focus in New England/Northeast Diversify with C&I Utilizing branch network, grow small business lending 9

FICO Scores: Consistently Strong 10

Non-Performing Loans ($ in ooo's) 11

Paul Bruce Chief Financial Officer 12

Assets CAGR 6.5% NASDAQ listed: LEGC 2003 2004 2005 2006 2007 2008 2009 2010* East 635 681 778 808 925 945 946 946 13 * As of 3/31/10

Loans CAGR 4.6% Loans net of reserves NASDAQ listed: LEGC 2003 2004 2005 2006 2007 2008 2009 2010* East 466 505 548 579 654 695 653 641 14 * As of 3/31/10

Loan Mix As of 3/31/10 NASDAQ listed: LEGC 15

Net Charge-offs (Recoveries) to Average Loans Outstanding NPL to Total Assets Credit Quality NASDAQ listed: LEGC 2002 2003 2004 2005 2006 2007 2008 2009 2010* East 0.0052 0.0029 0.0026 0.0012 0.0011 0.0017 0.008 0.022 0.0147 2002 2003 2004 2005 2006 2007 2008 2009 2010* East 0.0001 0.0005 0.0016 0.0009 -0.0004 0.0003 0.0006 0.0006 0.0082 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 16 * As of 3/31/10

Credit Quality 1 Legacy ratios as of 3/31/10. 2 Source: SNL Database. Weighted Average Data as of 12/31/10. NASDAQ listed: LEGC Legacy Bancorp, Inc. 1 N.E. Public Thrifts 2 National Public Thrifts 2 NPA's/Assets 1.47% 1.10% 2.77% NPL's/Loans 1.88% 1.44% 3.61% LLR/NPL 66.56% 72.38% 37.84% LLR/Loans 1.25% 1.18% 1.46% 17

Deposits NASDAQ listed: LEGC 2003 2004 2005 2006 2007 2008 2009 2010* East 423 451 474 518 610 608 651 661 CAGR 7.6% 18 * As of 3/31/10

Deposit Mix As of 3/31/10 NASDAQ listed: LEGC 19

Net Income NASDAQ listed: LEGC 2003 2004 2005 2006 2007 2008 2009 2010* GAAP Income 2990 3554 -2235 2806 1245 1444 -7798 -1244 Core Income 3481 3483 4465 4185 1836 3646 1040 -1106 20 Thru 3/31/10

Efficiency Ratio NASDAQ listed: LEGC 2003 2004 2005 2006 2007 2008 2009 2010* GAAP Efficiency 75.2 73.8 104.2 74.2 93 77.5 84.9 87.4 Core Efficiency 74.8 73.7 69.9 75.8 87.2 77.5 83.7 87.4 21 Thru 3/31/10

Strategic Achievements 2009 Maintained Strong Liquidity and Strong Capital Ratio - 12.8% $43 million Core Deposit Growth Over 1,100 new Smart Banking relationships $174 million in Loan Originations New offices in Latham, NY & Haydenville, MA #2 Deposit Market Share - Berkshire - 18% #3 Mortgage Market Share - Berkshire - 10% Increased Loan Loss Reserve Ratio Reduced and Restructured FHLB debt Strengthened Balance Sheet NASDAQ listed: LEGC 22

Strategic Challenges Lingering Economic Recession Other than Temporarily Impaired (OTTI) FDIC Recapitalization Assessments Maintaining NIM with Historically Low Rates Staying Ahead of Credit Stresses Achieving Loan Portfolio Growth Improving Efficiency Finding Strategic Expansion Opportunities NASDAQ listed: LEGC 23

Legacy Bancorp Questions & Thank You. NASDAQ listed: LEGC 24